Exhibit 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION REPORTS PRELIMINARY FIRST QUARTER PRO FORMA FINANCIAL RESULTS

SANTA CLARA, Calif., (BUSINESS WIRE)—April 18, 2008—Macrovision Corporation (NASDAQ: MVSN), which is currently in the process of acquiring Gemstar-TV Guide International, Inc., today announced preliminary pro forma combined results for the first quarter 2008. On a pro forma combined company basis, as if the Gemstar-TV Guide acquisition were consummated January 1, 2008, Macrovision expects revenue to fall within a range of $150 million and $154 million. Pro forma results exclude Macrovision’s recently sold software and games businesses and Gemstar-TV Guide’s publishing business, each of which is treated as discontinued operations in the pro forma combined results. Macrovision did not previously provide first quarter revenue estimates as a stand-alone company or on a pro forma combined company basis with Gemstar-TV Guide.

First quarter 2008 pro forma combined company Adjusted EBITDA excluding synergies is expected to range between $36 million and $40 million. Adjusted EBITDA is defined as EBITDA, adding back one-time and non-cash items such as impairment losses on strategic investments, restructuring and asset impairment charges, equity-based compensation and transaction-related synergies.

Preliminary pro forma combined first quarter 2008 results reflected success in digital technologies, such as Gemstar-TV Guide’s Guidance products, and success in ACP revenues from consumer electronics and network device manufacturers. This was partially offset by softness in certain legacy analog products and operational expense increases in certain marketing and advertising initiatives, particularly related to Gemstar-TV Guide’s Media Networks. Macrovision intends to discontinue many of these marketing and advertising initiatives after consummation of the Gemstar-TV Guide acquisition, consistent with Macrovision’s previously disclosed intent to explore strategic alternatives for the assets not considered core to its technology products and solutions.

The preliminary pro forma combined revenue and Adjusted EBITDA excluding synergies for the first quarter remain subject to the customary quarter-end validation process. Macrovision expects to announce actual first quarter 2008 results, on a Macrovision-only basis, on May 7, 2008.

Macrovision further updated its pro forma combined company forecast for 2008, originally provided in its January 7, 2008 SEC Form 425 filing. In its January 7, 2008 filing, on a pro forma combined company basis, assuming the Gemstar-TV Guide transaction were completed on January 1, 2008, Macrovision forecasted 2008 revenues to be $958.1 million and Adjusted EBITDA, which the Company had previously referred to as Cash EBITDA, to be $277 million. In light of Macrovision’s recent sales of its software and games businesses, and excluding Gemstar-TV Guide’s publishing business, on a pro forma combined company basis assuming the Gemstar-TV Guide transaction was completed on January 1, 2008, revenues are expected to range between $650 million and $700 million and Adjusted EBITDA is expected to range between $230 million and $270 million, compared to $607 million and $209 million in pro forma combined company 2007 revenue and Adjusted EBITDA, respectively. Additionally, the company provided two other updates to the January 7, 2008 filing. First, as a result of first quarter 2008 performance and certain one-time, non-revenue cash generating events, cash and cash equivalents on a pro forma combined company basis exceeded $320 million on March 31, 2008, compared to the January 7, 2008 forecast of $273 million. Second, as a result of the divestitures of the Software

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and Games businesses, the proposed debt financing to fund the proposed acquisition of Gemstar-TV Guide has been reduced from $800 million to $650 million.

Company to Announce Final Results May 7 and Host Conference Call

Macrovision will host a conference call at 2:00 p.m. Pacific time on May 7, 2008 to discuss the final financial results. Investors and analysts interested in participating in the conference are welcome to call 800-240-7305 (or international +1 303-262-2175) and reference the Macrovision call. The conference call can also be accessed via live webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on May 7, 2008 at 2:00 p.m. Pacific time.

A replay of the conference call will be available through May 10, 2008 and can be accessed by calling 800-405-2236 (or international +1 303-590-3000) and entering passcode 11112926#. A replay of the audio webcast will be available on Macrovision’s website approximately 1-2 hours after the live webcast ends and will remain on Macrovision’s website until our next quarterly earnings call.

Non-GAAP Financial Information

Macrovision provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Macrovision’s management evaluates those operations. Pro forma combined revenue and Adjusted EBITDA are measures of Macrovision’s and Gemstar-TV Guide’s continued performance that are not required by, and are not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Macrovision believes that this non-GAAP information provides useful information to investors by excluding the effects of some non-cash and one-time expenses that are required to be recorded under GAAP but that Macrovision believes are not indicative of the combined company’s pro forma core operating results, or that are expected to be incurred over a limited period of time.

Macrovision’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management does not consider as “core costs” and therefore does not use the amortization of intangibles from acquisitions, restructuring and other costs, and equity-based compensation charges when making business decisions. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this press release are amortization of intangibles and restructuring and other charges; and the following items that include equity-based compensation charges: (1) cost of revenues; (2) research and development; (3) selling and marketing; and (4) general and administrative. These items in turn affect (1) total costs and expenses; (2) operating income; (3) income before income taxes; (4) income taxes; (5) net income; (6) basic earnings per share; and (7) diluted earnings per share. To determine its non-GAAP provision for income taxes, Macrovision recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Macrovision’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of Macrovision’s operating expenses. Management also excludes the effect of restructuring and other charges for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision. Management uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross

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margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Macrovision’s financial performance over time.

ADDITIONAL INFORMATION

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a definitive joint proxy statement-prospectus regarding the proposed transaction and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to stockholders of each of Gemstar-TV Guide and Macrovision seeking their approval of matters in connection with the transaction. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission incorporated by reference in the joint proxy statement/prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on February 29, 2008 and information regarding Gemstar-TV Guide’s directors and officers can be found in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision currently holds approximately 285 issued or pending United States patents and more than 1,250 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

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Investor Contact:

James Budge

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Macrovision Corporation
Phone +1 (408) 562-8400
Fax +1 (408) 567-1800

Lauren Landfield
Macrovision Corporation
Phone +1 (408) 562-8400
Fax +1 (408) 567-1800

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